Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 25, 2020, by and among Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), Contango Oil & Gas Company, a Texas corporation (“Contango”), and each Person identified on Exhibit A attached hereto (the “Unitholders” and each a “Unitholder”).

WITNESSETH:

WHEREAS, Contango, Michael Merger Sub, LLC, a Delaware limited liability company (“Michael Merger Sub”), the Partnership and Mid-Con Energy GP, LLC, a Delaware limited liability company (“General Partner”), are entering into an Agreement and Plan of Merger of even date herewith (as amended, supplemented or modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of the Partnership with and into Michael Merger Sub, with Michael Merger Sub surviving that merger as a Subsidiary of Contango (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Unitholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of Partnership Common Units (the “Partnership Units”) set forth opposite such Unitholder’s name on Exhibit A attached hereto; and

WHEREAS, as a condition and inducement to the willingness of the Partnership and Contango to enter into the Merger Agreement, each Unitholder (in such Unitholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)    “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become consummated in accordance with the terms and provisions of the Merger Agreement and (ii) the termination of the Merger Agreement in accordance with its terms.

(b)    “Involuntary Transfer” shall mean that a Unitholder ceases to be the beneficial owner of any Partnership Units without the consent of the Unitholder as a result of an any non-volitional transfer of Subject Partnership Units and, by way of example and not by way of limitation, shall be deemed to occur if: (i) the Involuntary Transfer is caused by a transfer of Subject Partnership Units occurring as a result of a dissolution, liquidation, reorganization, restructuring, bankruptcy, foreclosure, judicial sale or other event or transaction involving a Unitholder or any entity through which Unitholder holds beneficial ownership of Partnership Units, and that takes place without the action or consent of the Unitholder; or (ii) the Involuntary

Transfer is caused by the Unitholder, or any associate or affiliate of the Unitholder, being involuntarily removed as an officer, director, manager, or general partner of a trust, limited liability company, corporation, partnership or other corporate entity.

(c)    “Subject Partnership Units” shall mean, without duplication, (i) all Partnership Units of which such Unitholder is the record or beneficial owner as of the date hereof as set forth on Exhibit A attached hereto, (ii) all Partnership Units issuable upon conversion, exercise or exchange of options, warrants and/or other Rights to acquire Partnership Units of which such Unitholder is the record or beneficial owner as of the date hereof and (iii) all additional Partnership Units, and all additional Partnership Units issuable upon conversion, exercise or exchange of options, warrants and/or other Rights to acquire Partnership Units, in each case of which such Unitholder acquires record or beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of unit dividend or distribution, split-up, recapitalization, combination, exchange of units and the like).

(d)    “Transfer.” A Person shall be deemed to have effected a “Transfer” of a Subject Partnership Unit if such Person directly or indirectly (i) sells, pledges, assigns, grants an option with respect to, transfers, tenders or disposes (by merger, by testamentary disposition, by operation of Law or otherwise) of such Subject Partnership Unit or any interest in such Subject Partnership Unit, (ii) creates or permits to exist any Liens, other than restrictions imposed by applicable Law or pursuant to this Agreement or the Merger Agreement (or the transactions contemplated thereby), (iii) deposits any Subject Partnership Units into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

2.    Transfer Restrictions. Except for an Involuntary Transfer, from the date hereof until the Expiration Date, no Unitholder shall Transfer (or cause or permit the Transfer of) any of its Subject Partnership Units, or enter into any agreement relating thereto, except with Contango’s prior written consent and in Contango’s sole discretion. If any Involuntary Transfer of any of such Unitholder’s Subject Partnership Units shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Partnership Units subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Date.

3.    Agreement to Vote Partnership Units.

(a)    Prior to the Expiration Date, each Unitholder (in such Unitholder’s capacity as such) irrevocably and unconditionally agrees that it shall (i) within two Business Days after the Registration Statement becomes effective under the Securities Act (but, for the avoidance of doubt, not until such Registration Statement becomes effective), deliver (or cause to be delivered) a written consent pursuant to Section 13.11 of the Partnership LPA covering all of the Subject Partnership Units that are then beneficially owned by such Unitholder approving the Merger, the Merger Agreement and any other matters presented or proposed as to the approval of the Merger or any part or aspect thereof or any other transactions contemplated in the Merger Agreement (“Other Matters”) and (ii) at any meeting of the unitholders of the

Partnership, however called, and at every adjournment or postponement thereof (each, a “Meeting”), and on every other action or approval by written consent of the unitholders of the Partnership, to the extent not voted by the Person(s) named (or otherwise appointed in the manner set forth in) the Consent Statement/Proxy Statement/Prospectus, vote (or cause to be voted), or cause the holder of record on any applicable record date to vote, all Subject Partnership Units that are then beneficially owned by such Unitholder and entitled to vote or act by written consent:

1.    in favor of the approval of the Merger Agreement, the Merger and any Other Matters;

2.    in favor of the approval of any proposal to adjourn or postpone the Meeting to a later date, if there are not sufficient votes for the approval of the Merger Agreement, the Merger or any Other Matter on the date on which such Meeting is held;

3.    against the approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or any Other Matter; and

4.    in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

(b)    Any vote required to be cast pursuant to this Section 3 shall be cast by the Unitholder or at the direction of the Unitholder, as applicable, in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(c)    Except as provided herein, no Unitholder shall (i) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Subject Partnership Units inconsistent with the terms of this Section 3 or (iii) take any action that would make any representation or warranty of such Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Unitholder from performing any of its obligations under this Agreement.

(d)    The obligations of the Unitholder specified in Section 3(a) shall apply whether or not the Merger or any action described above is recommended by the General Partner Board (or any committee thereof, including the GP Conflicts Committee), for so long as this Agreement is in effect.

4.    Irrevocable Proxy.

(a)    Solely in the event of a failure by any Unitholder to act in accordance with such Unitholder’s obligations as to voting pursuant to Section 3(a) prior to the Expiration Date and without in any way limiting any Unitholder’s right to vote the Subject Partnership Units in its sole discretion on any other matters that may be submitted to a unitholder vote, consent or other approval, each Unitholder hereby grants an irrevocable proxy (the “Proxy”) appointing Contango as such Unitholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Unitholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 3 above as Contango or its proxy or substitute shall, in Contango’s sole discretion, deem proper with respect to the Subject Partnership Units.

(b)    Each Unitholder hereby represents that any proxies heretofore given in respect of the Subject Partnership Units, if any, are revocable, and hereby revokes such proxies.

(c)    Each Unitholder hereby affirms that its Proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such Proxy is given to secure the performance of the duties of such Unitholder under this Agreement. Each Unitholder hereby further affirms that its Proxy is coupled with an interest in consideration of Contango entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses and, except as set forth in Section 4(d) or in Section 13 hereof, is intended to be, and is, irrevocable. All authority conferred hereby shall survive the death, incapacity of or the appointment of any liquidator, receiver, trustee, special manager or any other court appointed officer for any Unitholder and shall be binding upon the heirs, estate, administrators, receivers, liquidators, trustees, special managers, personal representatives, successors and assigns of each Unitholder.

(d)    Contango hereby acknowledges and agrees that the Proxy set forth in this Section 4 shall not be exercised to vote, consent or act on any matter except as specifically contemplated by Section 3 above and Contango agrees not to exercise the Proxy granted herein for any purpose other than the purposes described in Section 3. The Proxy set forth in this Section 4 shall be revoked, terminated and of no further force or effect automatically without further action upon the termination of this Agreement.

5.    Update of Beneficial Ownership Information. Each Unitholder shall promptly (and in any event within two Business Days after such acquisition) notify the Partnership and Contango of the number of Subject Partnership Units (i) acquired by such Unitholder following the date hereof and prior to the Expiration Date and the updated number of Subject Partnership Units beneficially owned by such Unitholder as of immediately following such acquisition and (ii) disposed of in an Involuntary Transfer (including the identity of the transferee) and the updated number of Subject Partnership Units beneficially owned by such Unitholder following such Involuntary Transfer.

6.    Representations and Warranties of the Unitholders. Each Unitholder, severally and not jointly, hereby represents and warrants to the Partnership and Contango as follows:

(a)    Power; Organization; Binding Agreement. Such Unitholder has full power and authority to execute and deliver this Agreement and its Proxy, to perform such Unitholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Unitholder is an entity, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Unitholder, and, assuming this Agreement constitutes a valid and binding obligation of the Partnership and Contango, constitutes a valid and binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b)    No Conflicts. None of the execution and delivery by such Unitholder of this Agreement, the performance by such Unitholder of its obligations hereunder or the consummation by such Unitholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which such Unitholder is a party or by which such Unitholder may be bound, including any voting agreement or voting trust, (ii) violate any applicable Law or (iii) violate the constituent or organizational document of such Unitholder.

(c)    Ownership of Partnership Units. Such Unitholder is a beneficial owner of the Subject Partnership Units set forth opposite such Unitholder’s name on Exhibit A, all of which are free and clear of any Liens (except any (x) Liens arising under securities Laws, (y) Liens arising hereunder or as permitted by the Merger Agreement or (z) Liens that are not material to such Unitholder’s performance of its obligations under this Agreement). No Person (other than such Unitholder) has a right to acquire any of the Subject Partnership Units beneficially owned by such Unitholder.

(d)    Voting Power. Such Unitholder has voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Partnership Units beneficially owned by such Unitholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e)    Reliance by the Partnership and Contango. Such Unitholder understands and acknowledges that the Partnership and Contango are entering into the Merger Agreement in reliance upon such Unitholder’s execution and delivery of this Agreement.

(f)    Consents and Approvals. The execution and delivery of this Agreement by such Unitholder does not, and the performance by such Unitholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Unitholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC by such Unitholder or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Unitholder of any of its obligations hereunder.

(g)    Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Unitholder, threatened against or affecting such Unitholder or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Unitholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

7.    Certain Restrictions.

(a)    Each Unitholder shall not, directly or indirectly, take any action that would make any representation or warranty of such Unitholder contained herein untrue or incorrect in any respect.

(b)    Each Unitholder agrees that such Unitholder will not (in such Unitholder’s capacity as a unitholder of the Partnership) bring, commence, institute, maintain, prosecute or voluntarily aid any legal action or proceeding, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (ii) alleges that the execution and delivery of this Agreement by such Unitholder, either alone or together with the other Partnership voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement and the Merger by the General Partner Board, breaches any fiduciary duty of the General Partner Board or any member thereof or (iii) would reasonably be expected to restrict or otherwise affect such Unitholder’s legal power, authority and ability to comply with and perform its covenants and obligations under this Agreement.

8.    No Solicitation. Except as set forth in this Section 8, during the term of this Agreement, each Unitholder shall not, and shall not permit or authorize any of its respective Representatives, directly or indirectly, to (i) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Mid-Con Acquisition Proposal or any inquiry, proposal or offer that is reasonably likely to lead to any Mid-Con Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than any Contango Party or any Mid-Con Party or any of their Affiliates) any information or data with respect to, or otherwise cooperate in any way with, any Mid-Con Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing.

9.    Unitholder Capacity. The parties hereto acknowledge that this Agreement is being entered into by each Unitholder solely in its capacity as a beneficial owner of the Subject Partnership Units, and nothing in this Agreement shall restrict or limit the ability of any Unitholder who is an officer or director of the General Partner or the Partnership (or of any Affiliate thereof), to exercise his or her duties attendant to any such position by taking any action whatsoever in such capacity, including with respect to the Merger Agreement or this Agreement.

10.    Disclosure. Each Unitholder shall permit Contango and the Partnership to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Contango and/or the Partnership determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Unitholder’s identity and ownership of Subject Partnership Units and the nature of such Unitholder’s commitments, arrangements and understandings under this Agreement.

11.    No Ownership Interest. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Partnership or Contango any direct or indirect ownership or incidence of ownership of or with respect to any Subject Partnership Units. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Partnership Units shall remain vested in and belong to the Unitholders.

12.    Further Assurances. Subject to the terms and conditions of this Agreement, upon request of the Partnership or Contango, each Unitholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Unitholder’s obligations under this Agreement.

13.    Termination. This Agreement and each Unitholder’s Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding anything to the contrary in this Agreement, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any willful breach of this Agreement prior to such termination.

14.    Miscellaneous.

(a)    Amendment or Supplement; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. At any time prior to the Effective Time, any party may, to the extent permitted by and subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. Notwithstanding anything to the contrary in this Agreement, any such amendment, modification, supplement or waiver of or to this Agreement, or of or to any provision hereof, must be approved by the GP Conflicts Committee. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Partnership:

Mid-Con Energy Partners, LP

2431 East 61st Street, Suite 800

Tulsa, Oklahoma 74136

Attention: Sherry L. Morgan

E-mail: smorgan@mceplp.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman, LLP

1200 Seventeenth Street NW

Washington, DC 20036

Attention: Robert B. Robbins

Facsimile: (202) 513-8050

E-mail: robert.robbins@pillsburylaw.com

If to Contango:

Contango Oil & Gas Company

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: Chad McLawhorn

Facsimile: (713) 236-4540

E-mail: Chad.McLawhorn@contango.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Tull R. Florey

Facsimile: (346) 718-6901

E-mail: tflorey@gibsondunn.com

If to the Unitholders:

If to a Unitholder, at the most recent address for such Unitholder as shown in the Partnership’s register of its unitholders.

(c)    Interpretation. When a reference is made in this Agreement to a Section, or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement (or, if not defined herein, shall have the meaning as defined in the Merger Agreement). All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. All references in this Agreement to “transactions contemplated by the Merger Agreement” include the Merger.

(d)    Entire Agreement. This Agreement (including the Exhibits hereto) and the Proxies constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter hereof and thereof.

(e)    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

(f)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(g)    Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined inany state or federal courts located in Harris County, Texas. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Texas as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Texas as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h)    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Unitholder without the prior written consent of the Partnership and Contango, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i)    Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the Expiration Date, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal courts located in Harris County, Texas, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(j)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(k)    Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

(l)    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(m)    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(n)    Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

(o)    No Presumption Against Drafting Party. Each party hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

PARTNERSHIP:

MID-CON ENERGY PARTNERS, LP,
a Delaware limited partnership

By:	MID-CON ENERGY GP, LLC,
its general partner

By:
Name: Sherry L. Morgan
Title: Chief Executive Officer

CONTANGO:

CONTANGO OIL & GAS COMPANY

By:
Name: Charles L. McLawhorn, III
Title: Senior Vice President and General Counsel

[Signatures continue on following page]

[Signature Pages to Voting and Support Agreement]

UNITHOLDERS:

[UNITHOLDER]

By:
Name:
Title:

[Signature Pages to Voting and Support Agreement]

EXHIBIT A

Unitholder	Partnership Common Units
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